                                                                     Exhibit 4.7


                                LOCK UP AGREEMENT


                                                               December 23, 1997

Equity Services, Ltd.
St. Andrews Court
Frederick Street Steps
P.O. Box N-4805
Nassau, BAHAMAS

Re:      VENTURI TECHNOLOGY ENTERPRISES, INC., a Nevada corporation

Gentlemen:

         I am a beneficial owner of securities of Venturi Technology Enterprises, Inc., a Nevada corporation (the "Company"). I understand that you propose to make a private placement of securities of the Company. I acknowledge that such action by you will be of material benefit to the Company and the undersigned as a beneficial owner of the Company's securities.

         In consideration of the foregoing, and in order to induce you to act as set forth above, I confirm my agreement that I will not, without your prior written approval, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the shares of the Company's common stock which I may own legally or beneficially as set forth on Exhibit "A" attached hereto and made a part hereof ("Shares"), in any manner whatsoever whether pursuant to SEC Rule 144 or otherwise, prior to May 31, 1999; however, the Shares held pursuant to this agreement shall be released herefrom at a rate of One Thousand (1,000) Shares per week for so long as the closing bid price of the Shares shall have averaged in excess of Ten Dollars ($10.00) per share (subject to adjustment in the event of any reverse stock splits or other similar events), on trading volume of at least fifteen thousand (15,000) shares per day, for the previous thirty (30) trading days (excluding any trading halts).

         In any event, the restriction contained in this letter become null and void effective May 31, 1999, and all shares held pursuant to this Lock-Up Agreement shall be released.

         I further understand that the Company will execute a placement agreement with Equity Services, Ltd. concerning the proposed private placement and that such agreement will provide that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the Shares as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and I hereby agree to and authorize any such actions and acknowledge that the Company and you are relying upon this agreement in taking any such actions.

                                           Very truly yours,



                                           /s/ Gaylord Karren
                                           -------------------------------------
                                           (Shareholder)

                        EXHIBIT "A" TO LOCK-UP AGREEMENT


                                      Number of Shares of Common Stock Owned or
Shareholder                           Beneficially Owned
-----------                           -----------------------------------------
Gaylord Karren                               926,250

John Hopkins                                 926,250

Merril Littlewood                              2,500

                                LOCK UP AGREEMENT


                                                               December 23, 1997


Equity Services, Ltd.
St. Andrews Court
Frederick Street Steps
P.O. Box N-4805
Nassau, BAHAMAS

Re:      VENTURI TECHNOLOGY ENTERPRISES, INC., a Nevada corporation

Gentlemen:

         I am a beneficial owner of securities of Venturi Technology Enterprises, Inc., a Nevada corporation (the "Company"). I understand that you propose to make a private placement of securities of the Company. I acknowledge that such action by you will be of material benefit to the Company and the undersigned as a beneficial owner of the Company's securities.

         In consideration of the foregoing, and in order to induce you to act as set forth above, I confirm my agreement that I will not, without your prior written approval, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the shares of the Company's common stock which I may own legally or beneficially as set forth on Exhibit "A" attached hereto and made a part hereof ("Shares"), in any manner whatsoever whether pursuant to SEC Rule 144 or otherwise, prior to May 31, 1999; however, the Shares held pursuant to this agreement shall be released herefrom at a rate of One Thousand (1,000) Shares per week for so long as the closing bid price of the Shares shall have averaged in excess of Ten Dollars ($10.00) per share (subject to adjustment in the event of any reverse stock splits or other similar events), on trading volume of at least fifteen thousand (15,000) shares per day, for the previous thirty (30) trading days (excluding any trading halts).

         In any event, the restriction contained in this letter become null and void effective May 31, 1999, and all shares held pursuant to this Lock-Up Agreement shall be released.

         I further understand that the Company will execute a placement agreement with Equity Services, Ltd. concerning the proposed private placement and that such agreement will provide that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the Shares as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and I hereby agree to and authorize any such actions and acknowledge that the Company and you are relying upon this agreement in taking any such actions.

                                           Very truly yours,



                                           /s/ John Hopkins
                                           -------------------------------------
                                           (Shareholder)

                        EXHIBIT "A" TO LOCK-UP AGREEMENT



                                      Number of Shares of Common Stock Owned or
Shareholder                           Beneficially Owned
-----------                           -----------------------------------------
Gaylord Karren                                       926,250

John Hopkins                                         926,250

Merril Littlewood                                      2,500

                                LOCK UP AGREEMENT


                                                               December 23, 1997


Equity Services, Ltd.
St. Andrews Court
Frederick Street Steps
P.O. Box N-4805
Nassau, BAHAMAS

         Re:      VENTURI TECHNOLOGY ENTERPRISES, INC., a Nevada corporation

Gentlemen:

         I am a beneficial owner of securities of Venturi Technology Enterprises, Inc., a Nevada corporation (the "Company"). I understand that you propose to make a private placement of securities of the Company. I acknowledge that such action by you will be of material benefit to the Company and the undersigned as a beneficial owner of the Company's securities.

         In consideration of the foregoing, and in order to induce you to act as set forth above, I confirm my agreement that I will not, without your prior written approval, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the shares of the Company's common stock which I may own legally or beneficially as set forth on Exhibit "A" attached hereto and made a part hereof ("Shares"), in any manner whatsoever whether pursuant to SEC Rule 144 or otherwise, prior to May 31, 1999; however, the Shares held pursuant to this agreement shall be released herefrom at a rate of One Thousand (1,000) Shares per week for so long as the closing bid price of the Shares shall have averaged in excess of Ten Dollars ($10.00) per share (subject to adjustment in the event of any reverse stock splits or other similar events), on trading volume of at least fifteen thousand (15,000) shares per day, for the previous thirty (30) trading days (excluding any trading halts).

         In any event, the restriction contained in this letter become null and. void effective May 31, 1999, and all shares held pursuant to this Lock-Up Agreement shall be released.

         I further understand that the Company will execute a placement agreement with Equity Services, Ltd. concerning the proposed private placement and that such agreement will provide that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the Shares as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and I hereby agree to and authorize any such actions and acknowledge that the Company and you are relying upon this agreement in taking any such actions.

                                           Very truly yours,



                                           /s/ M. L. Littlewood
                                           -------------------------------------
                                           (Shareholder)

                        EXHIBIT "A" TO LOCK-UP AGREEMENT




                                      Number of Shares of Common Stock Owned or
Shareholder                           Beneficially Owned
-----------                           -----------------------------------------
Gaylord Karren                                       926,250

John Hopkins                                         926,250

Merril Littlewood                                      2,500